EXHIBIT 4.2

                                 LOAN AGREEMENT

BY AND BETWEEN:

          POWER PHOTO KIOSKS INC., a corporation continued under the laws of Canada and having its head office and principal place of business located at 181 Whitehall Drive, in the municipality of Markham, Ontario L3R 9T1, herein represented by R. Terry Cooke, Esq, Business Executive, its Chief Executive Officer and Chief Financial Officer;

          (hereinafter referred to as the "Borrower")

AND

          MLIC HOLDINGS INC., a corporation duly constituted under the laws of Canada and having its head office and principal place of business located at 999, boulevard de Maisonneuve Quest, Suite 1775, in the City and District of Montreal QC HSA 3L4, herein represented by Murray Lester, Esq.. Business Executive, its President;

          (hereinafter referred to as the "Lender")

          The Borrower and the Lender are hereinafter sometimes referred to collectively as the "parties", and each may be referred to in the singular as a "party".


     A) WHEREAS the Borrower wishes to obtain certain bridge financing from the Lender and the Lender has agreed to advance certain funds to the Borrower, provided that the conditions set out in this loan agreement are met and maintained;

     B)   WHEREAS  for the  purposes  of the  Agreement,  the  following  words,
          phrases   and   expressions   shall   have  the   following   meanings
          respectively.

          "Agreement" means this agreement regarding bridge financing executed on the date recorded in this document between the Borrower and the Lender;

          "Closing Date" means May 10, 1999;

          "Interest Rate" means an annual interest rate of twelve per cent (12%) per annum, payable at the Maturity Date;


                                        1




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     Loan Agreement/ Power Photo Kiosks/                      2
     MLIC Holdings Inc./
     May 10, 1999


           "Lender's security" shall mean collectively any present and future security given pursuant to the Agreement and to the Loan and in particular refers collectively to to the security interests set out in Clause 4;

           "Lender's Shares" mean the shares of common stock of the Borrower, issued by the Borrower to the Lender under Paragraph 3.2 of this Agreement;

           "Loan" has the meaning set out in Paragraph  1.1 and, in  particular,
           means  the  bridge   financing  of  one  million   Canadian   dollars
           ($1,000,000.00 CD) which is the subject of this Agreement;

           "Loan Agreement", "these presents", "this Agreement', "hereunder", "therein" or other similar words or expressions shall mean the Agreement;

           "Maturity Date" shall mean the earlier of the date of closing of a private placement and 30th day of July, 1999;


      C) WHEREAS all the recitals of this preamble, together with all schedules and exhibits form an integral part of the Agreement;

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED BY THE PARTIES, THE BORROWER AND THE LENDER MUTUALLY AGREE AS FOLLOWS:

1.   Loan.

      1.1 The Lender hereby agrees to lend the Borrower the principal amount of One Million Dollars ($1,000,000.00), the whole subject to the terms and conditions contained in the Agreement

      1.2 As evidence of the Loan and of the interest payable thereon, the Borrower agrees to deliver a term promissory note in favour of the Lender, issued and payable by the Borrower to the order of the Lender, such term note to constitute a "promissory note" pursuant to the Bills of Exchange Act, negotiable by endorsement and delivery and in the form set out in Schedule B.



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      Loan Agreement/ Power Photo Kiosks/                     3
      MLIC Holdings Inc./
      May 10, 1999

2.   Disbursement of Loan.

      2.1 The Lender hereby agrees to advance to the Borrower or to its duly authorized attorney, on the Closing Date, the total amount of the Loan due under this Agreement, by certified cheque.

3.   Interest and Share Participation

      3.1 Interest. The principal amount of the Loan shall bear interest at the rate of twelve per cent (12%) per annum, payable at the Maturity Date, calculated from the Closing Date to the Maturity Date in full, inclusively.

           Should the Loan be repaid partially or totally before the Maturity Date for any reason whatsoever, the Borrower shall not have the right to any reimbursement of the interest due and payable at the Maturity Date or the date of repayment, as the case may be.

           Any interest not paid on the Maturity Date shall bear interest at the rate applicable to the principal of the Loan, calculated from the Maturity Date and computed monthly on the first day of each month and payable on demand.

      3.2 Lender's Share Participation. In further consideration for the present Loan Agreement, and in addition to the payment of the interest set out above, the Borrower hereby agrees to issue to the Lender, on the Closing Date Forty Thousand (40,000) Class "A" common shares ("Lender's Shares") which amount equals four per cent (4%) of the common shares of the capital stock of the Borrower, on a fully diluted basis, based upon a current valuation of the Borrower of Eight Million Five Hundred Thousand Canadian Dollars ($8,500,000.00
           CD) and Nine Hundred and Sixty Thousand (960,000) shares currently outstanding, before issuance of the 40,000 shares to the Lender.

           The Lender's Shares shall be delivered to the Lender at the Closing Date.

          The form of the share certificate to be issued to the Lender is attached as Schedule C of this Agreement.

          The Borrower agrees that the Lender's Shares will not be diluted and that the Borrower will not issue further common stock, except for any dilution arising from the issuance of securities of the Borrower in consideration for the raising of new capital, whether through an offering of securities or by other means. Nothing in this Paragraph
          3.2 shall be deemed or interpreted in such a way as to limit the




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     Loan Agreement/Power Photo Kiosks/                       4
    MLIC Holdings Inc./
    May 10, 1999

         right of the Borrower to raise new capital, or to seek to encourage investors to provide such capital through subscription, whether by debenture, convertible debenture, bond issue, stock issue or such other financial instrument as the Borrower deems necessary for its own corporate planning goals.


4.   Lender's Security.

    4.1 As a general and continuing collateral security for the Loan and for the performance by the Borrower of all of its obligations under this Agreement, including without limiting the foregoing, the obligation to repay the Loan in principal and interest upon the terms and conditions set out in this Agreement, the Borrower hereby agrees to:

         4.1.1 grant in favour of the Lender a first-ranking security interest on Fifty (50) Kiosks (Power Photo Kiosks); and

         4.1.2 make a specific assignment to the Lender of accounts receivable for all sales of Power Photo kiosks made by the Borrower within three (3) days after the shipment of the said Power Photo Kiosks.

    4.2 The Lender's Security will take the form of a Security Agreement, annexed hereto as Exhibit A and an agreement for Assignment of Indebtedness, annexed hereto as Exhibit B, and such agreements will be executed by the Borrower on the Closing Date.

5.   Limited Recourse Loan.

    5.1 The Borrower covenants that, at all times until repayment of the Loan,:

         5.1.1 the Loan shall remain at all times a valid and enforceable obligation of the Borrower;


         5.1.2 the security constituted under Clause 4 of this Agreement is and shall remain at all times valid and enforceable;


         5.1.3 at all times, no encumbrance, lien, chattel mortgage, hypothec, security interest, pledge, charge or priority of any kind shall rank ahead of the Lender's Security on the assets as that security is set out in Clause 4, or has the effect of reducing the amounts that the Lender is entitled to receive in repayment of the Loan;


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    Loan Agreement/ Power Photo Kiosks/                       5
    MLIC Holdings Inc./
    May 10, 1999



         5.1.2 the representations and warranties given by the Borrower pursuant to this Agreement are true and accurate on the Closing Date; and


         5.1.5 the Borrower shall be in compliance with its obligations pursuant to Clause 7 of this Agreement; and

          in consideration of the foregoing covenants and the terms and conditions set out in this Agreement generally, the Lender agrees that it shall be bound to execute and enforce its security under this Agreement only from the assets charged under the Lender's Security as set out in Clause 4 and/or the term promissory note, described in Paragraph 1.1, and not from any other assets.

6.   Representations and Warranties.

   6.1 The Borrower represents and warrants as follows and does so in full understanding and acknowledgement that the Lender is relying on the said representations and warranties in concluding the present
          Agreement:

         6.1.1 Status: the Borrower is a corporation continued, existing and in good standing under the Canada Business Corporations Act. No action has been taken by the directors. officers or shareholders of the Borrower to dissolve it, and the Borrower has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder;

         6.1.2 All Necessary Proceedings: the Borrower has taken all necessary corporate actions and proceedings to enable it to enter into the present Agreement;

         6.1.3 Licences: the Borrower holds all permits, licences, trade names trade marks and other proprietary or intellectual property rights required to operate its business as it currently operates it and intends to operate it and, it shall continue to comply with all requirements of the obtaining of any other rights required to carry on its business activities;

         6.1.4 Enforceability: Once signed, the present Agreement is a legal, valid and binding obligation of the Borrower, enforceable against it by the Lender in accordance with its terms, except as the obligations hereunder may be limited by bankruptcy, insolvency and any other laws affecting the rights of creditors generally;




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  Loan Agreement/ Power Photo Kiosks/                         6
  MLIC Holdings Inc./
  May 10, 1999

          6.1.5 No Violation; the Borrower warrants that the execution, delivery and performance of the present Agreement by it, (1) do not and will not violate or conflict with any provision of law or any regulation, or any writ, order judgement or decree of any court or governmental or regulatory authority, or any provision of its Articles of Incorporation or By-laws; and (2) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected;


         6.1.6 No Material Change: the Borrower warrants that there has been no detrimental material change in its financial position or otherwise since the date of its last financial statements.

7.   Undertakings of the Borrower.

  7.1 The Borrower hereby represents to the Lender that, for so long as any amount due to the Lender under this Agreement remains outstanding, it shall comply with and satisfy each of the following terms and conditions:

         7.1.1 the Borrower will repay or will attend to the timely repayment of the capital and interest of the Loan;

         7.1.2 the Borrower will do all things necessary and attend to all obligations or act required to maintain its corporate existence;

         7.1.3 the Borrower will maintain insurance coverage of sufficient value on its insurable assets against fire and against all other risks as may be reasonable to cover, and such insurance shall be at the full replacement value of such assets; copies of such insurance policies will be delivered to the Lender where required by the Lender;

         7.1.4 the Borrower will pay when due all taxes, duties and assessments imposed by any municipal, provincial, federal or other governmental authority upon its assets, provided, however, that in the event any such taxes are contested in good faith, the Borrower shall not be obliged to pay any such taxes until there is a final judgment of its case;




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   Loan Agreement/ Power Photo Kiosks/                        7
   MUC Holdings Inc./
   May 10, 1999

          7.1.5 the Borrower will keep accounting records in accordance with generally accepted accounting principles and will provide the Lender with such information relating to the sale of the
                   Power Photo Kiosks as the Lender may, from time to time, reasonably require, including, but not limited to, notification to the Lender of each sale within three (3) days of shipment.

   7.2 The Loan shall be used to manufacture or have manufactured fifty (50) Power Photo Kiosks1 to supply them fully for operation and to install them in locations selected by the Borrower, as described in Schedule A.

  7.3 The Borrower agrees to use the proceeds of the Loan exclusively for the purpose of manufacturing or securing the manufacture, outfitting and installation of the fifty (50) Power Photo Kiosks and related expenses and not for other purposes.


8.   Events of Default.

  8.1 Each of the following events shall be an event of default, and the Borrower will be deemed to be in default hereunder in each and every of the following instances:

          8.1.1 where the Borrower defaults in the payment, when due, of the principal or the interest of the Loan;

          8.1.2 where the Borrower makes an assignment of its assets for the benefit of creditors, or is petitioned into bankruptcy, or is the subject of a receiving order, or makes any proposal to or arrangement with its creditors respecting its debts or cannot generally meet its obligations as they become due in the ordinary course of business, or avails itself of any provision of any law relating to bankruptcy and insolvency;

          8.1.3 where the Borrower's assets or a material part of them are subject to any attachment sequestration, garnishment or seizure;

          8.1.4 where the Borrower permits an assignment or transfer of all or of a significant part of its business; or

          8.1.5 where any of the representations and warranties of the Borrower as set out in Clause B prove to be materially false or incorrect.



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      Loan Agreement/ Power Photo Kiosk/                      8
      MLIC Holdings Inc./
      May 10, 1999

     8.2  In each and every event of default provided for in this Clause 8:

          8.2.1 the Lender will have the right to notify the Borrower in writing of the existence of the said default and, if such default is not remedied within a period of seven (7) days of the date of receipt of the notification, the principal amount of the Loan shall then, at the option of the Lender, become immediately due and payable, together with interest accrued, all without any obligation on the part of the Lender to give further notice. The Borrower hereby waives all right to such further notice; and

          8.2.2 following the expiration of the seven-day cure period, the Lender may realize the Lender's Security to the extent required to recover the whole of the Loan including principal and interest which is then due and owing.

     8.3 Notwithstanding the foregoing, the Lender will be entitled to waive its rights under this Clause 8, in writing, or extend the time of a cure period available to the Borrower, without prejudice in subsequent events of default to its right to exercise its recourses as set out herein.


9.   Notice.

     9.1 Any demand, request or notice to be given under this Agreement shall be in writing in English and shall be sent by registered mail or by Email, facsimile or other electronic means, subject to confirmation by registered mail, to the following address unless otherwise instructed by written notice of the other Party:

IF TO THE BORROWER:                 POWER PHOTO KIOSKS INC.,
                                    181 Whitehall Drive,
                                    Markham, Ontario L3R 9T1
                                    Tel:  905-948-9600
                                    Fax: 905-948-8377

IF TO THE LENDER:                   MLIC HOLDINGS INC.
                                    999 boulevard de Maisonneuve Ouest
                                    Suite 1775
                                    Montreal QO H3A 3L4
                                    Tel: 514-849-5566
                                    Fax: 514-849-4016



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       Loan Agreement/ Power Photo Kiosks/                    9
       MUC Holdings Inc./
       May 10, 1999




     9.2 When Deemed to have been Sent. All notices shall be deemed to have been duly given and made, unless otherwise specifically provided in this Agreement (i) when such registered mail properly addressed to the registered office or principal place of business shall have been deposited in the mail, postage prepaid, or (ii) on the day following the transmission of such e-mail or facsimile notice.


10.  Termination by Repayment.


     10.1 Upon the repayment in full of the Loan and of all amounts owed by way of interest, the present Agreement shall be terminated, and with it, all obligations of the Borrower, saving the obligations set out in Paragraph 3.2 respecting the Lender's Shares, and the Lender shall remit to the Borrower the promissory note and shall discharge forthwith all security interests constituted under Clause 4.


11.  General Matters.

     11.1 This Agreement shall enure to the benefit of and be binding upon the successors, assigns or legal representatives of the Lender and the successors or legal representatives of the Borrower.

     11.2 Depending upon the context, the singular shall include the plural, and vice versa; words denoting the masculine gender shall be deemed to include the feminine and vice versa.

     11.3 The invalidity or nullity of any provision of this Agreement shall not render any other provision or the whole of this Agreement invalid or null and void.

     11.4 The provisions of this Agreement shall be construed! interpreted and enforced in accordance with, and respective rights and obligations of the Parties shall be governed by, the laws of Quebec and Canada applicable herein.

     11.5 All amounts herein recited are denominated in Canadian Dollars.

     11.6 The present Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same document.




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  MLIC Holdings Inc./
  May 10, 1999




     11.7 Each of the parties shall bear its own costs and expenses in connection with the present transaction. However, in the event that the Lender is obliged by an event of default on the part of the Borrower to incur legal expenses, including attorney's fees, such legal expenses, if reasonable, shall be borne by the Borrower, and the Borrower hereby agrees to indemnify and hold the Lender harmless with respect to such legal expenses .

     11.8 The Borrower shall not transfer or assign its rights hereunder or the amount to be received by it hereunder.


     11.9 The Parties have expressly requested that the present Agreement and any related documents, including schedules and exhibits, be drafted in English, and they find such draft satisfactory. C'est a la demande expresse des parties que la presente convention ainsi que tout document y afferant, y compris les exhibits et annexes, soient rediges en anglais, et les parties s'en declarent satisfaites.


 IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed on the Closing Date by a duly authorized representative.


                                            POWER PHOTO KIOSKS INC.
                                            Per:


                                             /s/ Ronald Terry Cooke

Witness
                                             MLIC HOLDINGS INC.
                                            Per:

                                             /s/ Murray D. Lester

 Witness
/s/ Mark (illegible)


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   Loan Agreement! Power Photo Kiosks/                        11
   MLIC Holdings Inc./
   May 10, 1999

                                   SCHEDULE A

  Power Photo Kiosks Inc. (the "Company') is a CSCA company which has a proprietary digital imaging software enabling it to superimpose images in a scene and to use the highest quality digital photo technology from Sony.

  This digital software is made available to the public through specialized, consumer- operated kiosks; which are to be sold to the intended operators of the kiosks. The Company will have a continuing stream of revenue from the sale of photo paper to the owner-operators of the kiosks.

  The Company has signed certain licensing agreements with sports organizations which entitle it to use their superstars, images, brands and marks in the Company's software programme. The Company also has access to more than 60 colleges and universities, largely in the U.S. It is presently in negotiations with other sectors, such as the film industry, so as to expand its potential market.

  The Company will produce and sell an initial fifty (50) kiosks with the funds provided by the bridge financing set out in the Loan Agreement, and will utilise the one million dollars ($1,000,000.00) of the Loan for this purpose and expenses related to this initial set of 50 kiosks.



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   Loan Agreement/Power Photo Kiosks/                         12
   MLIC Holdings Inc./
   May 10, 1999

                                   SCHEDULE B

                                 PROMISSORY NOTE
   MAY 10, 1999.

     FOR VALUE RECEIVED, the undersigned, POWER PHOTO KIOSKS INC., (the "Borrower") promises to pay to the order of MLIC HOLDINGS INC., (the "Lender"), the principal amount of ONE MILLION CANADIAN DOLLARS ($1,000,000.00 CD) (the "Loan") on the 30th day of July, 1999 (the "Maturity Date").

     In addition, the undersigned promises to pay interest, on the outstanding balance of this Note at the rate of twelve per cent (12%) per annum on the Maturity Date, calculated from the Closing Date until the Maturity Date.

     The Borrower shall have the right to repay any part of the Loan and/or interest before the Maturity Date, without penalty.

     The undersigned waives all right to notice of default, and in the event the Borrower is in default on the principal or interest on the Loan, the Lender shall have the right immediately to demand payment of the entire amount of the Loan (together with interest thereon), and the Loan or any balance shall thereupon become due and payable without further notice.

     The Parties have expressly requested that the present Agreement and any related documents, including schedules and exhibits, be drafted in English, and they find such draft satisfactory. C'est a la demande expresse des parties qua la presente convention ainsi que tout document y afferant, y compris les exhibits et annexes, soient redige's en anglais, at les parties s'en declarent satisfaites.

  In witness whereof, this Promissory Note is signed on May 10, 1999

                                            POWER PHOTO KIOSKS INC.
                                             Per:

                                             /s/ Ronald Terry Cooke
                                             the Borrower




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   Loan Agreement/Power Photo Kiosks/                         13
   MLIC Holdings Inc./
   May 10, 1999


                                   SCHEDULE C

                                SHARE CERTIFICATE
                             POWER PHOTO KIOSKS INC.

                                    EXHIBIT A
                               SECURITY AGREEMENT


1. For value received, POWER PHOTO KIOSKS INC., a corporation continued under the laws of Canada (the "Corporation"), hereby grants, mortgages and charges to MLIC Holdings Inc., (the "Lender"), as and by way of a fixed and specific mortgage, charge and security interest, all of the right, title and interest which the Corporation now has or may hereafter have in the assets, property and undertaking hereinafter described (collectively, the "Collateral"):

     (a)  the personal property described in Schedule A;

     (b) with respect to the personal property described in paragraph (a), all proceeds therefrom and any insurance or other payments as indemnity or compensation for loss of or damage to such property or any right to such payment.

2. Words used in this agreement which are defined in the PPSA (as hereinafter defined) shall have the meanings given to such words in the PPSA, unless specifically modified by this agreement and, in addition, the following words shall have the following meanings:

     (a) "Collateral" means the "Collateral" as defined in section 1 hereof and/or any part thereof';

     (b) "Event of Default" means demand being made by the Lender under the Loan Agreement (as hereinafter described);

     (c)  "Lender" means MLIC Holdings Inc., its successors and assigns;

     (d) "Loan Agreement" means the loan agreement dated May 10, 1999 between the Corporation and the Lender;

     (e) "PPSA" means the Personal Property Security' Act (Ontario) as amended or replaced or re-enacted from time to time;

     (f) "Prime Rate" means the variable annual rate of interest which is declared by the Royal Bank of Canada from time to time as its prime rate for Canadian dollar loans made in Canada; and

     (g)  "Security   Interest"  means  the  mortgages,   charges  and  security
          interests granted and created pursuant to this agreement.

3. The security interest granted under this agreement secures payment and performance to the Lender of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, whether extended or renewed, at any time owing or remaining unpaid by the Corporation to the Lender pursuant to the Loan Agreement, and all interests, commissions, fees, reasonable legal and other costs, charges and expenses; including without limitation; the expenses under section 6 of this agreement (all of the foregoing being herein called, and included in; the "Obligations").


4. The  Corporation  hereby  represents  and  warrants  to the Lender  that this
agreement  has  been  properly   authorized,   executed  and  delivered  by  the
Corporation


5. The Corporation hereby agrees that:

     (a) the Corporation shall, upon request by the Lender, execute and deliver all such financing statements, certificates, further assignments and documents and do all such further acts and things as may, in the reasonable opinion of the Lender. be necessary or desirable to perfect and preserve the security interest hereby created and give effect to the intent of this agreement; and

     (b) the Corporation will not change its name, its chief executive office, location thereof the location or locations at which tangible personal property forming part of the Collateral is ordinarily located, or the location where it keeps its books or records without providing thirty
          (30) days prior written notice to the Lender;

6. Upon the occurrence of an Event of Default, and subject to the provisions of applicable law, the security interest created hereby shall become enforceable and the Lender may proceed to enforce payment of the Obligations and the Lender shall have, in addition to any other rights and remedies provided by law, the rights and remedies of a secured parry under the PPSA and as provided by this agreement and, without limiting the foregoing:

     (a) the Lender may require the Corporation, by notice in writing given to the Corporation, to disclose to the Lender the location or locations of the Collateral and the Corporation agrees to make such disclosure when so required by the Lender;

     (b) the Lender may take proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral or may by instrument in writing appoint any person to be a receiver of all or any part of the Collateral and may remove or replace or institute proceedings to remove or replace any receiver so appointed and appoint or institute proceedings to appoint another in his stead; and any such receiver appointed by instrument in writing may exercise all powers theLender under this agreement; and without limitation, in connection with such proceedings and/or appointment, it is agreed that:

          (i) the Lender may appoint any persons, firm or corporation as receiver, including an officer or employee of the Lender;

          (ii) such appointment may be made at any time either before or after the Lender has taken possession of the Collateral;

          (iii)the Lender may from time to time fix the remuneration of the receiver and direct the payment thereof out of the Collateral; and

          (iv) the receiver shall be deemed to be the agent of the Corporation for all purposes, and for greater certainty, the Lender shall not be in any way responsible for any actions, whether wilfull, negligent or otherwise, of any receiver, and the Corporation hereby agrees to indemnify and save harmless the Lender from and against any and all claims, demands, actions, costs, damages, expenses or payments which the Lender may hereafter suffer, incur or be required to pay as a result of, in whole or in part any action taken by the receiver or any failure of the receiver to do any act or thing unless arising through the wilfull misconduct or gross negligence of the Lender.

     (c) the Lender may at its option, take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and to that end the Corporation agrees that the Lender may, by its servants, agents or receiver, at any time and without prior notice, except as required by applicable law, enter upon the premises where the Collateral may be found by any lawful means for the purpose of taking possession of or removing or immobilizing the Collateral or any part thereof; and the Corporation shall, upon request of the Lender, assemble and deliver possession of the Collateral to the Lender, at such place or places as the Lender may designate and at the Corporation's expense:

     (d) in connection with the realization of the Collateral, the Lender may carry on all or any part of the business and undertaking of the Corporation and may enter upon, occupy and use all or any part of the real or personal property owned or used by the Corporation for such time as the Lender sees fit, free of charge, and the Lender shall not be liable to the Corporation for any negligent or imprudent act or omission in so doing other than acts or omissions of gross negligence or wilfull misconduct or in respect of any rent, charges, depreciation or damages in connection with such actions;

     (e) the Lender may borrow money for the purpose of carrying on the business of the Corporation or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a security interest in the Collateral, whether or not in priority to this security interest, to secure repayment of any money so borrowed, upon such terms and conditions and at such time or times as the Lender determines advisable;

     (f) the Lender may file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or otherwise) relating to the Corporation;

     (g) the Lender may, subject to applicable law, seize, collect, realize or dispose of the Collateral by private sale, public sale, tease or otherwise upon such terms and conditions as the Lender may determine and whether or not the Lender has taken possession of the Collateral, or may otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such times as may seem to the Lender advisable;

     (h) the Lender may repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Corporation or otherwise;

     (i) the mode of disposition of the Collateral or any part thereof shall be in the sole discretion of the Lender, and it shall not be deemed to be commercially unreasonable for the Lender to dispose of the Collateral or any part thereof in the ordinary course of business and the Lender may purchase all or any part of the Collateral at a public sale;

     (j) the Lender may charge on its own behalf, and pay to others, reasonable sums for expenses incurred and for services rendered (including legal fees and fees for receivers, managers, accountants and other professionals) in connection with Lender's realizing, holding, repairing, processing, preparing for disposition or disposing of the Collateral or otherwise dealing with the Collateral in accordance with the provisions of this agreement or the PPSA and all such sums shall be payable to the Lender on demand and until paid in full shall bear interest at the rate of interest provided for in the Loan Agreement following the occurrence and during the continuance of an Event of Default, and if the disposition of the Collateral fails to satisfy the Obligations secured by this agreement and the expenses so incurred in full, the Corporation shall be liable to pay any deficiency to the Lender on demand;

     (k) the Lender may pay any claim, lien, security interest or other encumbrance that may exist or be threatened against the Collateral, in which event the amount so paid, together with all costs and expenses of the Lender incurred in connection therewith, shall be included in the Obligations and secured hereby and until paid in full shall bear interest at the rate of interest provided for in the Loan Agreement following the occurrence and during the continuance of an Event of Default;

     (l) Lender shall have the right to postpone indefinitely the sale of the Collateral or any part thereof and shall further have the right, pending any such sale, to lease the Collateral, or any part thereof, to any person for such period as the Lender, in its absolute discretion, deems necessary in order to recover, or to attempt to recover, any indebtedness forming a part of the Obligations;

     (m) the Lender shall not be liable or accountable for any failure to realize or otherwise deal with the Collateral, or any part thereof, and shall not be bound to institute proceedings for the purpose of effecting any of the foregoing or for the purpose of preserving any rights of the Lender, the Corporation or any other person in respect of the Collateral; and

     (n) all monies received or collected by the Lender in respect of the Collateral may be applied on account of such part of the Obligations as the Lender deems appropriate.

7. When required to do so by the PPSA, the Lender shall give to the Corporation the written notice required by the PPSA of any intended disposition of the Collateral by serving such notice personally on the Corporation or by mailing such notice by registered mail to the last known post office address of the Corporation or by any other method authorized or permitted by the PPSA.

8. The Corporation and the Lender further agree that:

     (a) the Corporation shall not be discharged by an extension of time, additional adyances, renewals and extensions, the taking of further security, releasing security, extinguishment of the security interest as to all or any part of the Collateral, or any other act except a release or discharge of the security interest upon the full payment of the Obligations secured by this agreement;

     (b) any failure by the Lender to exercise any right set out in this agreement shall not constitute a waiver thereof; nothing in this agreement or in the Obligations shall preclude any other remedy by action or otherwise for the enforcement of this agreement or the payment in full of the Obligations;

     (c) all rights of the Lender hereunder shall be assignable to the extent permitted under the Loan Agreement;


9. Upon the occurrence of an Event of Default, the Corporation hereby irrevocably constitutes and appoints the Lender and each of its officers, holding office from time to time, as the true and lawful attorney of the Corporation with power of substitution in the name of the Corporation to do any such and all such acts and things or execute and deliver all such agreements, documents and instruments as the Lender, in its sole discretion, considers necessary or desirable to carry out the provisions and purposes of this agreement or to exercise any of its rights and remedies hereunder, and to do all acts or things necessary to realize or collect the proceeds, and the Corporation hereby ratifies and agrees to ratify all lawful acts of any such attorney taken or done in accordance with this section. This power of attorney, being a power coupled with an interest, shall not be revoked or terminated by any act or thing other than the termination of this agreement.


10. All rights of the Lender hereunder shall enure to the benefit of its successors and permitted assigns in accordance with the terms of the Loan Agreement and all obligations of the Corporation hereunder shall bind the Corporation and its successors and permitted assigns.

11. This agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

12. The Corporation acknowledges receipt of an executed copy of this agreement and, to the extent permitted by applicable law, waives any right to receive copies of any financing statements, financing change statements or verification statements which may be filed or issued in connection therewith.

     IN WITNESS WHEREOF the Corporation has caused this agreement to be executed by its duly authorized officer(s), this 10th day of May, 1999

                              POWER PHOTO KIOSKS INC


                              By:  /s/ Ronald Terry Cooke
                                   ------------------------
                              By:
                                   ------------------------

WITNESSES:

-------------------------------

-------------------------------

                           SCHEDULE "A" (OF EXHIBIT A)


                          FIFTY (5O) POWER PHOTO KIOSKS

                                    EXHIBIT B

                           ASSIGNMENT OF INDEBTEDNESS

1. FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned hereby assigns, transfers and sets over unto MLIC Holdings Inc. (hereinafter called the "Secured Party") and grants to the Secured Party. a security interest in and to the full benefit of, and all its rights, benefits, claims, chooses in action and any other interest whatsoever under, all indebtedness and liability now or hereafter owing (hereinafter called the "Debts") of the parties as listed in Schedule A hereto and in any subsequent addendum thereto (hereinafter called the "Account Debtors") to the undersigned, and the undersigned further assigns and transfers to the Secured Party a security interest in all deeds, documents, writings, papers, books of account and other books and records relating to the Debts or by which the Debts are or may hereafter be evidenced, effected or acknowledged.

2. The undersigned hereby agrees that the Debts shall be held by the Secured Party as general and continuing collateral security for the fulfilment of all obligations, present or future, direct or indirect, absolute or contingent, matured or not, of the undersigned to the Secured Party pursuant to the Loan Agreement dated the 10th day of May, 1999 between the undersigned and the Secured Party.

3. The undersigned expressly authorizes the Secured Party after the occurrence of any default in any of the Obligations, to collect, demand, sue for, enforce, recover and receive the Debts and to give valid and binding receipts and discharges therefor and in respect thereof, the whole to the same extent and with the same effect as if the Secured Party were the absolute owner thereof and without regard to the state of accounts between the undersigned and the Secured Party.

4. All monies received by the undersigned from the collection of the Debts after the occurrence of any default in any of the Obligations shall be received in trust for the Secured Party.

5. After the occurrence of any default in any of the Obligations, the Secured Party may sell either by public or private sale or otherwise dispose of the Debts in such manner, upon such terms and conditions, for such consideration and at such time or times as may seem to it advisable and without notice to the undersigned and without any liability for any loss resulting therefrom.

6. The Secured Party may apply any monies received by it against any of the Obligations as the Secured Party deems best or hold the same in a separate collateral account for such time as it may see fit and then apply the same as aforesaid, the whole without prejudice to its claim for any deficiency.

7. The Secured Party may compound, compromise, grant extensions or renewals, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Account Debtors, the undersigned and others, and with the Debts, as the Secured Party may see fit, without prejudice to the liability of the undersigned, or the Secured Party's right to hold and realize the security granted hereunder.


8. The Secured Party need not present, protest, give any notice in connection with, prevent outlawry of, collect, enforce or realize any of the Debts and need not protect or preserve them from, and is hereby released from all responsibility for any depreciation in or loss of value which such Debts may suffer. The undersigned shall from time to time take all steps as may be necessary or desirable to perfect or maintain the perfection of its security interest in the Debts.

9. The undersigned agrees to pay to the Secured Party its charges for receiving, whether directly or through the undersigned, payments on account of the Debts, and also to pay to the Secured Party its charges for services in collecting, enforcing or realizing any of the Debts or attempting so to do and authorizes the Secured Party to add such charges, sums or expenses to the indebtedness of the undersigned and/or to retain the same out of monies received by the Secure Party.

10. The undersigned covenants and agrees with the Secured Party that all of the obligations of the undersigned and others in respect of the Debts and all other agreements incidental or ancillary thereto shall be fulfilled, and the undersigned shall from time to time forthwith on the Secured Party's request furnish to the Secured Party all writings and information requested relating to the Debts and the Secured Party shall be entitled from time to time to inspect any books, papers, documents or records evidencing or relating thereto and make copies thereof and for such purposes the Secured Party shall have access to all premises occupied by the undersigned.


11. The undersigned covenants and declares that none of the Debts have been assigned to or pledged or encumbered in favour of any other person, firm or corporation and the undersigned covenants and agrees with the Secured Party not to otherwise assign, pledge or encumber any of the Debts so long as this agreement remains in force, to or in favour of any other person, firm or corporation without the written consent of the Secured Party.

12. This agreement shall be binding on the undersigned and its successors and assigns and shall enure to the benefit of the Secured Party and its successors and assigns.

13. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

           IN WITNESS WHEREOF this agreement has been executed under the seal of the undersigned at Toronto, this 10th day of May, 1999

                              POWER PHOTO KIOSKS INC


                              By:  /s/ Ronald Terry Cooke
                                   ------------------------
                              By:
                                   ------------------------

WITNESSES:

-------------------------------

-------------------------------

                           SCHEDULE "A" (OF EXHIBIT B)